UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2010

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2010, the U.S. Department of Energy ("DOE") executed an Assistance Agreement (the "Agreement") in the amount of $45,145,534 with UQM Technologies, Inc. ("UQM") under the American Recovery and Reinvestment Act (the "Act"). The Agreement provides funds to facilitate the manufacture and deployment of electric drive vehicles, batteries and electric drive vehicle components in the United States. Pursuant to the terms of the Agreement, the DOE will reimburse UQM for 50 percent of qualifying costs incurred on or after August 5, 2009 for the purchase of facilities, tooling and manufacturing equipment, and for engineering related to product qualification and testing of its electric propulsion systems. The period of the Agreement is through January 12, 2013.

Under the Agreement, funding for qualifying project costs incurred subsequent to August 5, 2009 shall be limited to $8.1 million until various conditions (the "Initial Period Conditions") are satisfied. These Initial Period Conditions include: 1) DOE's review and approval of UQM's accounting system; and 2) mutual agreement by the parties on an updated total estimated cost of the project. In the event either condition was not satisfied by the date stated in the Agreement, as amended (the "Initial Period Conditions Date"), the Agreement could be terminated. In addition, UQM is required, no later than January 12, 2011, to provide DOE with an additional updated total estimated cost of the project along with evidence of firm commitments for UQM's 50 percent share of the total estimated cost of the project. If all such funds have not been secured, UQM must submit, by such date, a funding plan to obtain the remainder of such funds, which is acceptable to the DOE.

To date, the Agreement has been amended twice to extend the Initial Period Conditions Date to August 25, 2010. In addition, the previous modifications amended certain provisions related to rights in data, the statement of project objectives and the periodic program reporting requirements.

On August 25, 2010 the DOE and UQM executed an additional modification ("Modification No. 3") to the Agreement. Under the terms of Modification No. 3, the date for the satisfaction of the Initial Period Conditions described above was extended by 14 days from August 25, 2010 to September 8, 2010. The Company expects that on or before September 8, 2010 the Agreement will be amended to remove the Initial Periods Conditions and to raise the reimbursement ceiling from $8.1 million to a substantially higher amount.

This description of Modification No. 3 and the Agreement is qualified in its entirety by reference to Modification No. 3, a copy of which is filed as Exhibit 10.1 to this report, Modification No. 2, a copy of which is filed as exhibit 10.1 to UQM's Current Report on Form 8-K filed June 23, 2010, Modification No. 1, a copy of which is filed as exhibit 10.1 to UQM's Current Report on Form 8-K filed May 17, 2010 and the Agreement, a copy of which is filed as Exhibit 10.1 to UQM's Current Report on Form 8-K filed January 20, 2010 which are incorporated herein by reference.

The Company continues to expect the reimbursement of production engineering costs incurred since August 5, 2009 to occur in the second fiscal quarter ending September 30, 2010.  The amount of such reimbursement is expected to exceed $2.0 million and be recognized in the second fiscal quarter resulting in a net profit for the quarter and six months ended September 30, 2010.

To date the Company has received reimbursements from the DOE under the Agreement for facilities and equipment totaling $5.5 million.

Item 9.01 Financial Statements and Exhibits

Financial Statements

None.

Exhibits

10.1 Modification No. 3 to the Assistance Agreement (Award No. DE-EE0002407) dated August 25, 2010 between UQM Technologies, Inc. and the U.S. Department of Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.

Dated: August 25, 2010	By: /s/ DONALD A. FRENCH
Donald A. French
Treasurer, Secretary and Chief
Financial Officer